Exhibit 23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM ON SUPPLEMENTAL SCHEDULE TO THE CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors and Stockholders of
Sonesta International Hotels Corporation:

In connection with our audit of the consolidated financial statements of Sonesta International Hotels Corporation referred to in our report dated March 25, 2009, which is included in the 2008 Annual Report to Shareholders of Sonesta International Hotels Corporation and incorporated by reference in Part II of this form, we have also audited Schedule II as it relates to the year ended December 31, 2008. In our opinion, this schedule presents fairly, in all material respects, the financial data as of and for the two years ended December 31, 2008, required to be set forth therein.

/s/ Vitale, Caturano & Company, P.C.
VITALE, CATURANO & COMPANY, P.C.

Boston, Massachusetts
March 25, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated March 25, 2009 on the consolidated financial statements of Sonesta International Hotels Corporation as of December 31, 2008 and 2007 and for the years then ended, included in the 2008 Annual Report to Shareholders of Sonesta International Hotels Corporation.

/s/ Vitale, Caturano & Company, P.C.
VITALE, CATURANO & COMPANY, P.C.

Boston, Massachusetts
March 25, 2009

80 City Square Boston, MA 02129-3742 P 617.912.9000 F 617.912.9001 www.vitale.com AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL
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